Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation in this Form 10-K of our reports dated February 25, 2009, on our audit of the financial statements of Cyberspace Vita, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and from inception (November 7, 2006) to December 31, 2008.



/s/ De Joya Griffith & Company, LLC
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Las Vegas, NV
March 16, 2009